                               ARTICLES OF MERGER
                                H-QUOTIENT, INC.
                                       and
                              INTEGRATED HEALTHCARE
                                  SYSTEMS, INC.

         The undersigned corporations, pursuant to Title 13.1, Chapter 9,
Article 13 of the Code of Virginia (the "Code") , hereby execute the following Articles of Merger and set forth:

                                       ONE

         The Plan of Merger between the undersigned corporations, dated as of May 20, 1999, attached hereto as Exhibit A and made a part hereof.

                                       TWO

         The Plan of Merger was adopted by the written consent of a majority of the stockholders, entitled to vote, of Integrated Healthcare Systems, Inc., a Delaware corporation and holder of all the outstanding shares of Common Stock of H-Quotient, Inc., a Virginia corporation, in accordance with the provisions of Sections 228 and 253 of the Delaware Corporation Law and Section 13.1-719 of the Code.

         The undersigned executive officers declare that the facts herein stated are true as of June 4, 1999.


INTEGRATED HEALTHCARE SYSTEMS, INC.         H-QUOTIENT, INC.


By: /s/ Michael J. Black                    By: /s/ Alan W. Grofe
    ---------------------------------          --------------------------------
    Michael J. Black, Chairman and             Alan W. Grofe
    Chief Executive Officer                    President

                                                                      EXHIBIT A

                                 PLAN OF MERGER

         PLAN OF MERGER, dated as of May 20, 1999, by and between H-Quotient Inc., a Virginia corporation ("HQI") and Integrated Healthcare Systems, Inc., a Delaware corporation ("IHS"), said corporations being hereinafter collectively referred to as the "Constituent Corporations".

                              W I T N E S S E T H:

         WHEREAS, HQI is a wholly-owned subsidiary of IHS;

         WHEARES, the respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective stockholders that IHS be merged with and into HQI in the manner contemplated herein and have recommended that the merger of IHS with and into HQI (the "Merger") be approved, and that this Plan of Merger be approved and adopted by the stockholders of their respective corporations;

         WHEREAS, the authorized capital stock of HQI is 100,000,000 shares consisting of 90,000,000 shares of common stock, $0.0001 par value ("Surviving Corporation Common Stock") and 10,000,000 shares of Series Preferred Stock, of which 100 shares of the Surviving Corporation Common Stock are intended to be issued and outstanding and to be owned by IHS, each such shares of Common Stock being entitled to one vote;

         WHEREAS, the authorized capital stock of IHS consists of 50,000,000 shares of common stock, $0.0001 par value ("IHS Common Stock"), of which 6,925,318 shares are issued and outstanding and 6,925,318 shares were reserved for issuance in the event of the conversion all of the outstanding IHS Common Stock Purchase Warrants, each such share of IHS common stock being entitled to one vote;

         WHEREAS, the principal office of HQI is at 12030 Sunrise Valley Drive, Suite 205, Reston, Virginia 20191; and

         WHEREAS the principal office of IHS is at 12030 Sunrise Valley Drive, Suite 205, Reston, Virginia 20191

                                                                      EXHIBIT A

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained , and for the purpose of stating the terms and conditions of the Merger and the mode of carrying the same into effect and the manner of converting IHS securities into HQI securities and such other details and provisions as are deemed desirable, the parties hereto hereby agree as follows:

                                    ARTICLE I

         In accordance with the provisions of the laws of the State of Virginia, IHS shall be merged with and into HQI, and HQI shall be, and is herein sometimes referred to as, the "Surviving Corporation" and, as such shall remain organized under the laws of Virginia for the purposes stated in its Articles of Incorporation.

                                   ARTICLE II

         The Merger shall become effective on the later of June 14, 1999 or the date of the filing of the Articles of Merger attached hereto as Exhibit I with the Secretary of State of the State of Virginia pursuant to the Virginia Stock Corporation Act. The date when the Merger becomes effective is herein called the "Effective Date of the Merger."

                                   ARTICLE III

         On the Effective Date of the Merger, the Articles of Incorporation of HQI, attached hereto as Exhibit II, and the By-Laws of HQI shall continue to be the Articles of Incorporation and By-Laws of the Surviving Corporation until further amended in accordance with applicable laws of the State of Virginia.

                                                                      EXHIBIT A

                                   ARTICLE IV

         The manner of (i) converting the shares IHS common Stock issued and outstanding immediately prior to the Effective Date of the Merger into shares of the Surviving Corporation Common Stock shall be as follows:

         (1) On the Effective Date of the Merger each share of IHS Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger be convertible into one
              (1) fully paid and nonassessalbe share of the Surviving Corporation Common Stock. Upon the Effective Date of the Merger the holders of certificates representing shares of IHS Common Stock outstanding at such time shall cease to have any rights with respect to such stock and their sole rights shall be with respect to the Surviving Corporation Common Stock into which their shares of IHS Common Stock have been converted by the Merger as herein provided.

         (2)  After the Effective Date of the Merger:

              (a) Each holder of an outstanding certificate or certificates which prior thereto represented shares of IHS Common Stock shall be entitled to receive therefor a certificate or certificates representing the number of shares of the Surviving Corporation Common Stock into which the shares IHS Common Stock theretofore represented by the certificate or certificates shall have been converted as aforesaid, upon surrender of such certificate or certificates to such agent or agents as may be appointed by the Surviving Corporation (the "Exchange Agent"). On or before the fifth business day following the Effective Date of Merger, the Exchange Agent will send a notice and a transmittal form to each holder of an outstanding certificate or certificates which immediately prior to the Effective Date of the Merger represented shares of IHS Common Stock, advising such stockholder of the terms of the conversion effected by the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates for exchange for one or more certificates representing the number of full shares of the Surviving Corporation Common Stock which such stockholder is entitled to receive pursuant to the terms of this Agreement. After the Effective Date of the Merger the stock transfer books of IHS shall be permanently closed, there shall be no further registry of transfers on the records of IHS Common Stock outstanding immediately prior to the Effective Date of the Merger, and if certificates representing such shares are presented to either IHS or HQI, they shall be cancelled and exchanged for certificates representing full shares of The Surviving Corporation Common Stock as herein provided.

                                                                      EXHIBIT A

              (b) If any certificate for the Surviving Corporation Common Stock is to be issued in a name other than that in which the certificate for IHS Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Surviving Corporation Common Stock in any name other than that of the registered holder of the IHS certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

              (c) Until so surrendered, each outstanding certificate which prior to the Effective Date of the Merger represented shares of IHS Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of the Surviving Corporation Common Stock into which such shares of IHS Common Stock have been so converted. No cash or stock dividend payable, nor any certificate representing shares deliverable in the event any stock split shall be declared to holders of the Surviving Corporation Common Stock on or after the Effective Date of the Merger, to the holder of any certificate which prior to such date represented IHS Common stock, unless and until such certificate is surrendered to the Exchange Agent as herein provided, but upon such surrender there shall be paid or delivered to the registered holder of the certificate Surviving Corporation Common Stock issued in exchange therefor, the amount of cash (without interest thereon), resulting from any such stock dividends or splits which shall have theretofore become payable or deliverable with respect to the Surviving Corporation Common Stock.

                                                                      EXHIBIT A

                                    ARTICLE V

         Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Surviving Corporation shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of IHS shall be merged into the Surviving Corporation and HQI shall, as the Surviving Corporation be fully vested therewith. On the Effective Date of the Merger, the separate existence of IHS shall cease and in accordance with the terms of this Plan of Merger the Surviving Corporation shall possess all the rights privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights privileges, powers and franchises of each of the Constituent Corporation and all property, real, personal and mixed and all debts due to either of the Constituent Corporations on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of such corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without any further act or deed; and all property , rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate or interest therein, vested by deed or otherwise in either of such corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thence forth be responsible and liable for all the liabilities and obligations of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of said Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the of the Constituent Corporations shall be impaired by the Merger, and all debts, liabilities and duties of each of said Constituent Corporations shall thence forth attach to the Surviving Corporation, and maybe enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                   ARTICLE VI

         From time to time, as and when by the Surviving Corporation, or by its successors or assigns, IHS shall execute and deliver or cause to be executed and delivered all such other instruments and shall take or cause to be taken all such further or other actions, as the Surviving Corporation or its successors or assigns, may deem necessary or desirable oin order to vest in and confirm to the Surviving Corporation,, and its successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to in
Article V hereof and otherwise to carry out the intent and purposes of this Plan of Merger, and the officers and directors of Surviving Corporation are fully authorized in the name of IHS or other wise to take any and all such action.

                                                                      EXHIBIT A

                                   ARTICLE VII

         This Plan of Merger may be terminated and abandoned upon mutual consent of the respective Boards of Directors of IHS and HQI at any time prior to the Effective Date of the Merger, notwithstanding approval of this Plan of Merger by the stockholders of the Constituent Corporations. In the event of the termination and abandonment of this Plan of Merger pursuant to the foregoing provisions of this Article VII, this Plan shall be void and have no effect, and of liability shall be incurred thereby on the part of either or IHS or HQI the shareholders , directors, or officers thereof.

                                  ARTICLE VIII

         Any of the terms or conditions of this Plan of Merger may be waived at any time by whichever of the Constituent Corporation is, or the stockholders of which are, entitled to the benefit thereof, by action taken by the Board of Directors of such Constituent Corporation, or may be amended or modified in whole or in part at any time by an agreement in writing authorized by The Boards of Directors of the Constituent Corporations; provided, however, that no such amendment or modification or waiver after adoption by the stockholders of the Constituent Corporations shall be made which changes the ratio at which the IHS Common Stock is to be converted into the Surviving Corporation Common Stock as provided in Article IV of this Plan of Merger.

                                   ARTICLE IX

         For the convenience of the parties hereto and to facilitate the filing of this Plan of Merger, counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

                  IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Planed Merger to be signed in its corporate name by its President and Secretary, and its corporate seal to be affixed hereto, all as of the date first above written.

                                                                      EXHIBIT A

                                INTEGRATED HEALTHCARE SYSTEMS, INC.

                                By /S/ Michael J. Black
                                   ------------------------------------
                                   Michael J. Black
                                   Chairman of the Board and
                                   Chief Executive Officer



Attest:


/S/ Alan Grofe
----------------------
    Alan Grofe
    President





                                H-QUOTIENT, INC.



                                By /S/ Alan W. Grofe
                                   ------------------------------------
                                   Alan W. Grofe
                                   President





Attest:



/S/ Michael J. Black
-------------------------
   Michael J. Black
   Secretary

                                                         EXHIBIT I to EXHIBIT A

                               ARTICLES OF MERGER
                                H-QUOTIENT, INC.
                                       and
                              INTEGRATED HEALTHCARE
                                  SYSTEMS, INC.

         The undersigned corporations, pursuant to Title 13.1, Chapter 9,
Article 13 of the Code of Virginia (the "Code"), hereby execute the following Articles of Merger and set forth:

                                       ONE

         The Plan of Merger between the undersigned corporations, dated as of May 20, 1999, attached hereto as Exhibit A and made a part hereof.

                                       TWO

         The Plan of Merger was adopted by the written consent of a majority of the stockholders, entitled to vote, of Integrated Healthcare Systems, Inc., a Delaware corporation and holder of all the outstanding shares of Common Stock of H-Quotient, Inc., a Virginia corporation, in accordance with the provisions of Sections 228 and 253 of the Delaware Corporation Law and Section 13.1-719 of the Code.

         The undersigned executive officers declare that the facts herein stated are true as of June 4, 1999.


INTEGRATED HEALTHCARE SYSTEMS, INC.         H-QUOTIENT, INC.


By: /S/ Michael J. Black                    By: /S/ Alan W. Grofe
    ---------------------------------          --------------------------------
    Michael J. Black, Chairman and             Alan W. Grofe
    Chief Executive Officer                    President

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 June 14, 1999

The State Corporation Commission finds the accompanying articles submitted on behalf of

H-QUOTIENT, INC.

to comply with the requirements of law. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles in the office of the Clerk of the Commission. Each of the following:

INTEGRATED HEALTHCARE SYSTEMS, INC. (A DE CORPORATION NOT QUALIFIED IN VA)

is merged into H-QUOTIENT, INC., which continues to exist under the laws of VIRGINIA with the name H-QUOTIENT, INC. The existence of each non-surviving entity ceases, according to the plan of merger.

The certificate is effective on June 14, 1999.

                                        STATE CORPORATION COMMISSION

                                        By /s/ XXXXXXXXXXXXXXX
                                           -------------------------------------
                                           Commissioner